UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2005

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Effective May 23, 2005, J. Scott Di Valerio was promoted to the position of Corporate Vice President, Finance and Administration and Chief Accounting Officer of Microsoft Corporation (the “Company”). Mr. Di Valerio, age 42, has served as a Corporate Vice President and Corporate Controller of the Company since April 2003. Before joining the Company, Mr. Di Valerio was the vice president of corporate controllership at the Walt Disney Company from January 2001 to April 2003. Before joining Disney, Mr. Di Valerio was the chief financial officer of Mindwave Software Inc. from May 2000 to October 2000. Prior to going to Mindwave, Mr. Di Valerio spent 15 years with PricewaterhouseCoopers. Mr. Di Valerio received his bachelor’s degree in business administration at the University of San Diego and is a CPA.

Mr. Di Valerio is an at-will employee with the Company. No employment agreement exists between Mr. Di Valerio the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: May 23, 2005	/s/ Bradford L. Smith
Bradford L. Smith Senior Vice President; General Counsel and Corporate Secretary

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